UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 31, 2025

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Continental Drive Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 451-0200

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.20 per share	SLM	The NASDAQ Global Select Market
Floating Rate Non-Cumulative Preferred Stock, Series B, par value $.20 per share	SLMBP	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 31, 2025, SLM Corporation (the “Company”) closed an offering of $500,000,000 aggregate principal amount of 6.500% Senior Notes due 2030 (the “Notes”) issued by the Company (the “Offering”).

The Notes have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-281147) (the “Registration Statement”). The Company has filed with the SEC a prospectus supplement dated January 29, 2025, together with the accompanying prospectus dated July 31, 2024, relating to the offer and sale of the Notes.

The Notes were issued under an indenture dated June 17, 2015 (the “Base Indenture”) with Deutsche Bank National Trust Company, as trustee, as supplemented by the fourth supplemental indenture dated January 31, 2025 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). The Notes bear interest at the rate of 6.500% per annum. Interest is payable on January 31 and July 31 of each year, beginning July 31, 2025. The Notes will mature on January 31, 2030. The Company may redeem the Notes, in whole or in part, at any time at the applicable redemption prices, as set forth in the Indenture. In addition, if the Company experiences certain change of control events with respect to the Notes, it must offer to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes at a purchase price equal to 101% of the principal amount of Notes repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

The Company intends to use the net proceeds from the Offering, together with cash on hand, to fund the redemption in full of the $500 million aggregate principal amount outstanding of its 4.200% senior notes due 2025, including payment of accrued and unpaid interest and any make-whole premium thereon.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture and the form of the Notes, which are incorporated by reference into the Registration Statement and are attached to this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.2, respectively. The Base Indenture was previously incorporated by reference into the Registration Statement pursuant to Exhibit 4.3 to the Company’s Registration Statement on Form S-3ASR filed on July 31, 2024. A copy of the opinion of Davis Polk & Wardwell LLP, special New York counsel to the Company, relating to the validity of the Notes, is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 5.1; and a consent relating to such incorporation of such opinion is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 23.1 by reference to its inclusion within Exhibit 5.1.

ITEM 8.01.	OTHER EVENTS.

On January 29, 2025, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Barclays Capital Inc., as representatives of the several underwriters named therein, in connection with the Offering. The Underwriting Agreement includes the terms and conditions for the offering and sale of the Notes, indemnification and contribution obligations, and other terms and conditions customary in agreements of this type.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 1.1.

On January 31, 2025, the Company, issued a notice of redemption to redeem all of its outstanding $500,000,000 aggregate principal amount of 4.200% Senior Notes due 2025 (the “2025 Notes”). The 2025 Notes are expected to be redeemed on February 18, 2025 (the “Redemption Date”), at an aggregate redemption price equal to the greater of (i) 100% of the aggregate principal amount of the 2025 Notes, plus accrued and unpaid interest to, but excluding, the Redemption Date; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest to, but not including, September 29, 2025 (not including any portion of the accrued and unpaid interest to, but excluding, the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture for the 2025 Notes) plus 50 basis points, plus accrued and unpaid interest to, but excluding, the Redemption Date (the “Redemption Price”).

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 29, 2025, among SLM Corporation, J.P. Morgan Securities LLC and Barclays Capital Inc., as representatives of the several underwriters named therein

4.1	Fourth Supplemental Indenture dated as of January 31, 2025, between SLM Corporation and Deutsche Bank National Trust Company, as trustee

4.2	Form of Senior Note due 2030

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2025

SLM CORPORATION

By:	/s/ Peter M. Graham
Name:	Peter M. Graham
Title:	Executive Vice President, Chief Financial Officer and Treasurer